UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   February 14, 2007

SPEAR & JACKSON, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-32013	91-2037081
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12012 Southshore Boulevard, Suite 103, Wellington, Florida	33414
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (561) 793-7233

Registrant’s facsimile number, including area code   ____________

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors as Principal Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors of Spear & Jackson, Inc. (the “Company”) elected Patrick Dyson as a Director effective as of the close of business on February 14, 2007. Mr. Dyson was also appointed Chairman of the Board of Directors. Mr. Dyson will assume the position of Company Secretary effective on Mr. Poon’s resignation described below. Mr. Dyson is currently the Company’s Chief Financial Officer. There are no additional arrangements or understanding between Mr. Dyson and the Company with respect to any additional compensation to be received by him as a result of his appointment.

The Company was also advised that Mr. Andy Yan Wai Poon has tendered his resignation as a director and Secretary of the Company effective February 28, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPEAR & JACKSON, INC.

Dated: February 21, 2007

By:	/s/ Lewis Ho Hon Ching
Name:	Lewis Ho Hon Ching
Title:	Director and Principal Executive Officer